UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2013

FirstMerit Corporation

(Exact Name of Registrant as Specified in Charter)

Ohio	1-11267	34-1339938
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio		44308
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (330)-996-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

As previously disclosed, on September 12, 2012, FirstMerit Corporation (the “Corporation”) and Citizens Republic Bancorp, Inc. (“Citizens”), a Michigan corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Citizens will merge with and into the Corporation (the “Merger”). Pursuant to the terms of the Merger Agreement, the Corporation also agreed to increase the size of its Board of Directors (the “Board”) and Citizens was given the right, subject to certain conditions, to nominate two members of its Board of Directors (the “Citizens Board”) to serve on the Board.

In connection with the Merger, on April 5, 2013, the Board increased the overall number of directors from thirteen to fifteen and, effective as of the closing of the Merger, the Board elected Lizabeth Ardisana and Robert S. Cubbin of the Citizens Board to serve as directors of the Corporation pursuant to the terms of the Merger Agreement.

Neither Ms. Ardisana nor Mr. Cubbin are a party to any transaction described in Item 404(a) of Regulation S-K involving the Corporation or any of its subsidiaries. Both Ms. Ardisana and Mr. Cubbin are eligible to receive the same director compensation that the other non-employee directors of the Board receive, as such compensation was most recently described in the Corporation’s joint proxy statement/prospectus for its 2013 Annual Meeting of Shareholders.

Ms. Ardisana will become a member of the Corporation’s Compensation Committee and Mr. Cubbin will become a member of the Corporation’s Audit Committee.

FirstMerit Corporation 2013 Annual Incentive Plan

At the 2013 Annual Meeting of Shareholders (the “Annual Meeting”) of the Corporation held on April 5, 2013, the Corporation’s shareholders approved the FirstMerit Corporation 2013 Annual Incentive Plan (the “Annual Incentive Plan”). The description of the Annual Incentive Plan provided below is qualified in its entirety by reference to the complete terms of the Annual Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The purpose of the Annual Incentive Plan is to optimize the Corporation’s profitability and growth through incentives consistent with the Corporation’s goals and that link and align the personal interests of participants with an incentive for excellence in individual performance, and to promote teamwork. The Annual Incentive Plan is intended to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of officers and key employees who make significant contributions to the Corporation’s success and to allow participants to share in that success.

The Annual Incentive Plan became effective upon its approval by the Corporation’s shareholders at the Annual Meeting and will continue until it is terminated by the Board.

The Annual Incentive Plan permits the Corporation to grant annual cash-based award opportunities to officers and other key employees who are selected to participate and to settle those opportunities. Each award will specify a payment amount or payment range as determined by the Compensation Committee of the Board (the “Compensation Committee”). The Compensation Committee may establish a performance goal or goals in its discretion to which the awards are subject. If the Compensation Committee exercises its discretion to establish performance goals, the number and/or value of such cash-based awards that will be paid out to the participant will depend on the extent to which the performance goals and any additional service requirements are met. The maximum annual dollar award paid to any participant for any one plan year will be $8,000,000. The Compensation Committee will determine the extent to which participants will have the right to receive payment in respect of awards following termination of employment, but in connection with a change in control of the Corporation the Annual Incentive Plan provides for accelerated earning of awards, subject to certain conditions.

The following are the performance metrics approved by the Corporation’s shareholders for use for awards intended to be qualified “performance-based awards” for purposes of Section 162(m) of the Internal Revenue Code: net earnings or net income (before or after taxes); earnings per share; deposit or asset growth; net operating income; return measures (including return on assets and equity); fee income; earnings before or after taxes, interest, depreciation and/or amortization; interest spread; productivity ratios; share price (including, but not limited to, growth measures and total shareholder return); expense targets; credit quality; efficiency ratio; market share; customer satisfaction; NIACC (net income after cost of capital); revenue (including gross revenue, net revenue and revenue growth); or any combination of the foregoing.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 5, 2013, the Corporation held the Annual Meeting for the purposes of: (i) adopting the Merger Agreement; (ii) approving the issuance of the shares of the Corporation’s common stock, no par value per share (the “Common Shares”), to Citizens’ shareholders pursuant to the Merger Agreement; (iii) approving, on an advisory basis only, the merger-related compensation and potential payments for the named executive officers of the Corporation; (iv) electing thirteen directors for a term expiring at the 2014 Annual Meeting of Shareholders; (v) ratifying the appointment of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2013; (vi) approving, on an advisory basis, the compensation of the Corporation’s named executive officers; (vii) approving the Annual Incentive Plan; and (viii) approving a proposal to adjourn the Annual Meeting, on one or more occasions, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Annual Meeting to approve the merger-related proposals. As of the close of business on February 20, 2013, the record date for the Annual Meeting, 109,661,053 Common Shares were outstanding and entitled to vote. At the Annual Meeting, 99,341,015, or approximately 91%, of the outstanding Common Shares entitled to vote were represented in person or by proxy.

The results of the voting at the Annual Meeting are as follows:

1.	By the following vote, the shareholders adopted the Merger Agreement, as such agreement may be amended from time to time:

Votes For	Votes Against	Abstentions	Broker Non-Votes
86,912,381	3,524,523	409,681	8,494,429

2.	By the following vote, the shareholders approved the issuance of the Common Shares to Citizens’ shareholders pursuant to the Merger Agreement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
86,781,464	3,612,941	452,180	8,494,429

3.	By the following vote, the shareholders approved, on an advisory basis, the merger-related compensation and potential payments for the named executive officers of the Corporation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
78,876,289	11,106,691	863,596	8,494,438

4.	The thirteen nominees for director were elected to serve a one-year term ending at the 2014 Annual Meeting of Shareholders:

Name	Votes For	Votes Withheld	Broker Non-Votes
Steven H. Baer	84,334,791	6,515,197	8,491,027
Karen S. Belden	88,717,713	2,132,275	8,491,027
R. Cary Blair	87,193,132	3,656,856	8,491,027
John C. Blickle	87,216,802	3,633,188	8,491,027
Robert W. Briggs	89,166,895	1,683,093	8,491,027
Richard Colella	89,057,310	1,792,678	8,491,027

Name	Votes For	Votes Withheld	Broker Non-Votes
Gina D. France	89,120,790	1,729,198	8,491,027
Paul G. Greig	88,065,100	2,784,888	8,491,027
Terry L. Haines	87,269,317	3,580,671	8,491,027
J. Michael Hochschwender	87,758,321	3,091,667	8,491,027
Clifford J. Isroff	87,029,578	3,820,410	8,491,027
Phillip A. Lloyd II	89,187,169	1,662,819	8,491,027
Russ M. Strobel	89,836,434	1,013,554	8,491,027

5.	The selection of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2013 was ratified:

Votes For	Votes Against	Abstentions
96,915,537	2,098,612	326,861

6.	By the following vote, the shareholders approved the advisory vote on named executive officer compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
61,943,528	27,794,297	1,106,866	8,496,324

7.	By the following vote, the shareholders adopted the Annual Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
86,534,538	3,413,038	902,400	8,491,039

8.	By the following vote, the shareholders approved the proposal to adjourn the Annual Meeting, on one or more occasions, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Annual Meeting to approve the merger-related proposals:

Votes For	Votes Against	Abstentions	Broker Non-Votes
89,130,593	9,360,230	846,782	3,410

Having received approval of the Merger from the Federal Reserve Board and the Officer of the Comptroller of Currency, the Corporation expects the Merger to become effective after the close of business on Friday, April 12, 2013.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	FirstMerit Corporation 2013 Annual Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTMERIT CORPORATION

April 5, 2013	By:	/s/ Carlton E. Langer
Carlton E. Langer
Senior Vice President, Chief Legal Officer and Secretary

Exhibit Index

Exhibit Number	Description

10.1	FirstMerit Corporation 2013 Annual Incentive Plan